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Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2010 AND FOR THE YEAR ENDED DECEMBER 31, 2009 AND THE
NINE MONTHS ENDED SEPTEMBER 30, 2010

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following is an excerpt of information contained in our Current Report on Form 8-K, as filed with the Securities and Exchange Commission ("SEC") on December 13, 2010 and incorporated herein by reference. You should read and consider the information in the documents to which we have referred you in "Incorporation by Reference" including the foregoing Current Report of Form 8-K, before purchasing these securities.

        The accompanying unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of HCP, HCR Properties, LLC ("HCR ManorCare PropCo") and HCP Ventures II as of and for the nine months ended September 30, 2010 and for the year ended December 31, 2009. The historical consolidated financial statements of HCP are contained in its Annual Report on Form 10-K for the year ended December 31, 2009, as updated by its Current Report on Form 8-K as filed with the SEC on November 2, 2010, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. The historical consolidated financial statements of HCR ManorCare PropCo are included as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K.

        The accompanying unaudited pro forma condensed consolidated financial statements give effect to the proposed acquisition by HCP of all of the equity interest in HCR ManorCare PropCo (the "HCR ManorCare Facilities Acquisition") and the proposed purchase of the remaining 65 percent interest in HCP Ventures II (the "HCP Ventures II Purchase") (collectively, the "Acquisitions"). The unaudited pro forma condensed consolidated balance sheet as of September 30, 2010 has been prepared as if the Acquisitions had occurred as of that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and for the nine months ended September 30, 2010 have been prepared as if the Acquisitions had occurred as of January 1, 2009. Such statements also reflect the incurrence of debt and give effect to certain capital transactions undertaken by HCP in order to finance the Acquisitions.

        The allocation of the purchase price of HCR ManorCare PropCo and HCP Ventures II reflected in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. A final determination of the fair values of HCR ManorCare PropCo's and HCP Ventures II's assets and liabilities, which cannot be made prior to the completion of the transactions, will be based on the actual valuation of the tangible and intangible assets and liabilities of HCR ManorCare PropCo and HCP Ventures II that exist as of the date of completion of the transactions. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly from those used in the pro forma condensed consolidated financial statements presented below and could result in a material change in amortization of tangible and intangible assets and liabilities.

        In the opinion of HCP's management, the pro forma financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the Acquisitions. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. The completion of the valuation, the allocation of the purchase price, the impact of ongoing integration activities, the timing of completion of the transactions and other changes in HCR ManorCare PropCo and HCP Ventures II tangible and intangible assets and liabilities that occur prior to completion of the transactions could cause material differences in the information presented. Furthermore, following consummation of the transactions, HCP expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired in the transaction, which may differ from those reflected in HCR ManorCare PropCo's and HCP Ventures II's historical financial statements and the pro forma financial statements.

HCP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2010

(In thousands)

	HCP Historical	HCR ManorCare PropCo Historical (A)	HCR ManorCare PropCo Pro Forma Adjustments (B)		HCP Ventures II Historical (A)	HCP Ventures II Pro Forma Adjustments (P)		HCP Pro Forma
ASSETS
Real estate:
Buildings, improvements and development	$8,260,220	$—	$—		$936,957	$(249,404	)(Q)	$8,947,773
Land	1,558,947	—	—		108,907	(14,835	)(Q)	1,653,019
Accumulated depreciation and amortization	(1,189,998)	—	—		(105,085)	105,085	(Q)	(1,189,998)

Net real estate	8,629,169	—	—		940,779	(159,154)		9,410,794

Net investment in direct financing leases	607,392	3,123,630	2,883,005	(C)	—	—		6,614,027
Loans receivable, net	1,852,521	—	(1,578,697	)(D)	—	—		273,824
Investments in and advances to unconsolidated joint ventures	197,697	—	—		—	(65,651	)(R)	132,046
Accounts receivable, net	38,414	—	—		—	—		38,414
Cash, cash equivalents and restricted cash	86,858	3,420	—		9,054	—		99,332
Intangible assets, net	325,859	—	13,500	(E)	36,530	41,845	(S)	417,734
Real estate held for sale, net	12,554	—	—		—	—		12,554
Other assets, net	494,835	35,609	(6,946	)(F)	6,242	(5,742	)(T)	523,998

Total assets	$12,245,299	$3,162,659	$1,310,862		$992,605	$(188,702)		$17,522,723

LIABILITIES AND EQUITY
Bank line of credit	$318,000	$—	$3,313	(G)	$—	$—		$321,313
Bridge loan	—	—	2,870,000	(G)	—	—		2,870,000
Senior unsecured notes	3,324,975	—	200,000	(G)	—	—		3,524,975
Mortgage and other secured debt	1,682,740	—	(424,720	)(G)	652,036	314	(U)	1,910,370
Long-term debt	—	4,595,942	(4,595,942	)(G)	—	—		—
Other debt	93,990	—	—		—	—		93,990
Intangible liabilities, net	153,522	—	—		989	(989	)(V)	153,522
Accounts payable and accrued expenses and deferred revenues	418,288	1,048,549	(931,259	)(H)	7,781	(543	)(R)	542,816

Total liabilities	5,991,515	5,644,491	(2,878,608)		660,806	(1,218)		9,416,986

Equity:
Preferred stock	285,173	—	—		—	—		285,173
Common stock	310,507	—	26,616	(I)	—	4,384	(I)	367,216
			25,709	(J)
Additional paid-in capital	6,237,663	—	803,576	(I)	—	132,419	(I)	7,999,349
			825,691	(J)
Cumulative dividends in excess of earnings	(761,036)	—	44,921	(D)	—	7,662	(R)	(727,478)
	—	—	(18,875	)(B)	—	(150	)(P)	—
Accumulated other comprehensive loss	(7,426)	—	—		—	—		(7,426)
Total members' equity (deficit)	—	(2,481,832)	2,481,832	(B)	331,799	(331,799	)(P)	—

Total stockholders' equity	6,064,881	(2,481,832)	4,189,470		331,799	(187,484)		7,916,834

Total noncontrolling interests	188,903	—	—		—	—		188,903
Total equity	6,253,784	(2,481,832)	4,189,470		331,799	(187,484)		8,105,737

Total liabilities and equity	$12,245,299	$3,162,659	$1,310,862		$992,605	$(188,702)		$17,522,723

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements.

HCP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2010

(In thousands, except per share data)

	HCP Historical	HCR ManorCare PropCo Historical (A)	HCR ManorCare PropCo Pro Forma Adjustments		HCP Ventures II Historical (A)	HCP Ventures II Pro Forma Adjustments (P)		HCP Pro Forma
Revenues and other income:
Rental and related revenues	$697,802	$—	$—		$58,003	$(7,216	)(W)	$748,589
Tenant recoveries	67,262	—	—		—	—		67,262
Income from direct financing leases	37,238	331,865	143,334	(K)	—	—		512,437
Interest income	108,004	—	(83,819	)(L)	1	—		24,186
Investment management fee income	3,755	—	—		—	(1,965	)(X)	1,790

Total revenues	914,061	331,865	59,515		58,004	(9,181)		1,354,264

Costs and expenses:
Depreciation and amortization	234,008	—	—		20,760	3,345	(Y)	258,113
Interest expense	220,303	116,183	18,080	(M)	28,637	(454)	(Z)	382,749
Operating	152,028	1,274	(1,159	)(N)	15	—		152,158
General and administrative	65,039	—	—		3,330	(3,209	)(X)	65,160
Impairments (recoveries)	(11,900)	—	—		54,500	(54,500	)(AA)	(11,900)

Total costs and expenses	659,478	117,457	16,921		107,242	(54,818)		846,280

Other income, net	7,151	(10,921)	10,921		—	—		7,151

Income before income taxes and equity income from and impairments of investments in unconsolidated joint ventures	261,734	203,487	53,515		(49,238)	45,637		515,135
Income taxes	(1,809)	(76,923)	76,923	(O)	—	—		(1,809)
Equity income from unconsolidated joint ventures	4,078	—	—		—	(2,749	)(BB)	1,329
Impairments of investments in unconsolidated joint ventures	(71,693)	—	—		—	71,693	(BB)	—

Income from continuing operations	192,310	126,564	130,438		(49,238)	114,581		514,655
Noncontrolling interests' share of earnings	(10,077)	—	—		—	—		(10,077)

Income from continuing operations applicable to HCP, Inc.	182,233	126,564	130,438		(49,238)	114,581		504,578

Preferred stock dividends	(15,848)	—	—		—	—		(15,848)
Participating securities' share in earnings	(1,648)	—	—		—	—		(1,648)

Income from continuing operations applicable to common shares	$164,737	$126,564	$130,438		$(49,238)	$114,581		$487,082

Income from continuing operations per common share—basic(CC)	$0.55							$1.37

Income from continuing operations per common share—diluted(CC)	$0.55							$1.36

Weighted average shares used to calculate income per common share:
Basic(CC)	299,243		52,325	(DD)		4,384	(DD)	355,952

Diluted(CC)	300,468		52,325	(DD)		4,384	(DD)	357,177

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements.

HCP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2009

(In thousands, except per share data)

	HCP Historical	HCR ManorCare PropCo Historical (A)	HCR ManorCare PropCo Pro Forma Adjustments		HCP Ventures II Historical (A)	HCP Ventures II Pro Forma Adjustments (P)		HCP Pro Forma
Revenues and other income:
Rental and related revenues	$878,770	$—	$—		$83,510	$(10,084	)(W)	$952,196
Tenant recoveries	89,582	—	—		—	—		89,582
Income from direct financing leases	51,495	438,876	182,441	(K)	—	—		672,812
Interest income	124,146	—	(81,054	)(L)	1	—		43,093
Investment management fee income	5,312	—	—		—	(2,789	)(X)	2,523

Total revenues	1,149,305	438,876	101,387		83,511	(12,873)		1,760,206

Costs and expenses:
Depreciation and amortization	316,803	—	—		28,038	4,101	(Y)	348,942
Interest expense	298,897	152,316	59,869	(M)	38,778	(605	)(Z)	549,255
Operating	185,829	1,802	(1,649	)(N)	7	—		185,989
General and administrative	78,471	—	—		4,682	(4,291	)(X)	78,862
Litigation provision	101,973	—	—		—	—		101,973
Impairments (recoveries)	75,389	—	—		—	—		75,389

Total costs and expenses	1,057,362	154,118	58,220		71,505	(795)		1,340,410

Other income, net	7,768	(5,757)	5,757		—	—		7,768

Income before income taxes and equity income from and impairments of investments in unconsolidated joint ventures	99,711	279,001	48,924		12,006	(12,078)		427,564
Income taxes	(1,910)	(105,408)	105,408	(O)	—	—		(1,910)
Equity income from unconsolidated joint ventures	3,511	—	—		—	(5,541	)(BB)	(2,030)

Income from continuing operations	101,312	173,593	154,332		12,006	(17,619)		423,624
Noncontrolling interests' share of earnings	(14,461)	—	—		—	—		(14,461)

Income from continuing operations applicable to HCP, Inc.	86,851	173,593	154,332		12,006	(17,619)		409,163

Preferred stock dividends	(21,130)	—	—		—	—		(21,130)
Participating securities' share in earnings	(1,491)	—	—		—	—		(1,491)

Income from continuing operations applicable to common shares	$64,230	$173,593	$154,332		$12,006	$(17,619)		$386,542

Income from continuing operations per common share—basic(CC)	$0.23							$1.17

Income from continuing operations per common share—diluted(CC)	$0.23							$1.17

Weighted average shares used to calculate income per common share:
Basic(CC)	274,216		52,325	(DD)		4,384	(DD)	330,925

Diluted(CC)	274,631		52,325	(DD)		4,384	(DD)	331,340

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of HCP and HCR ManorCare PropCo for the year ended December 31, 2009 and as of and for the nine months ended September 30, 2010 that are incorporated herein by reference.

(A)
The historical financial statements of HCR ManorCare PropCo and HCP Ventures II for the year ended December 31, 2009 and as of and for the nine months ended September 30, 2010 have been presented based on the financial statement classification utilized by HCP.

(B)
On December 13, 2010, HCP signed a definitive agreement to acquire HCR ManorCare PropCo, a wholly-owned subsidiary of HCR ManorCare, for a total purchase price of approximately $6.1 billion, comprised of approximately $852 million of our common stock (See Note J), $3.5 billion in cash (adjusted for working capital), and the $1.6 billion settlement of HCP's loan investments in HCR ManorCare PropCo's debt at its estimated fair value. Under the terms of the purchase agreement, HCP can elect to fund all or a portion of the stock portion of the consideration with cash. After the HCR ManorCare Facilities Acquisition, HCR ManorCare will lease the Facilities acquired from HCR ManorCare PropCo back from HCP pursuant to a long-term master lease. All obligations under the lease will be guaranteed by HCR ManorCare.

The calculation of the HCR ManorCare Facilities Acquisition total purchase price follows (in thousands):

September 30, 2010
Calculation of HCR ManorCare PropCo purchase price
Issuance of 25.7 million shares of HCP common stock	$852,000
Payment of aggregate cash consideration	3,432,227
HCP's loan investment in HCR ManorCare PropCo's debt settled at fair value	1,623,618
Assumed HCR ManorCare PropCo accrued tax and other liabilities at fair value	117,290

Total purchase price	$6,025,135

Estimated fees and costs
Advisory fees(1)	$12,600
Legal, accounting and other fees and costs(1)	6,275
Share registration rights	600
Debt issuance costs	23,663

Total	$43,138

(1)
Represents estimated fees and costs that will be expensed. These charges are directly attributable to the transaction and represent non-recurring costs; therefore, the anticipated impact on the results of operations was excluded from the pro forma condensed consolidated statements of operations.

  Adjustment to the total members' deficit represents the elimination of such historical deficit balance of HCR ManorCare PropCo.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(C)
Adjustment has been made to reflect HCR ManorCare PropCo's existing direct financing lease ("DFL") assets at their estimated fair value.

(D)
HCP's historical investments in loan receivables from HCR ManorCare PropCo will be settled at the closing of the HCR ManorCare Facilities Acquisition resulting in an estimated gain on settlement of $44.9 million, which represents the loan receivables' estimated fair value in excess of their carrying value. This gain is directly attributable to the transaction and represents a non-recurring credit; therefore, the anticipated impact on HCP's results of operations was excluded from the pro forma consolidated statements of operations.

(E)
Recognition of intangible assets associated with the acquired in-place ground leases that have favorable market rental rates.

(F)
Adjustments to HCR ManorCare PropCo's historical balance of other assets follow (in thousands):

Elimination of HCR ManorCare PropCo's historical deferred debt issuance costs	$(35,442)
Elimination of HCR ManorCare PropCo's land parcel not acquired at closing	(60)
Elimination of HCR ManorCare PropCo's derivative asset settled at closing	(107)
Fair value of option to purchase a non-controlling interest in the lessee	5,000
Deferral of debt issuance costs associated with new borrowings	23,663

$(6,946)

(G)
HCP expects to fund $3.1 billion of the cash consideration and other associated costs of the HCR ManorCare Facilities Acquisition primarily with short-term financing and issuance of senior notes. HCP has obtained a 364-day bridge loan of $3.3 billion. Although HCP intends to issue debt securities in lieu of borrowings under this bridge loan, for purposes of these unaudited pro forma condensed consolidated financial statements we have assumed a drawn down of $2.87 billion at the closing of the HCR ManorCare Facilities Acquisition. In addition, we have assumed the issuance of $200 million of senior unsecured notes with a term of ten years. Any draw downs under the bridge loan are expected to be repaid after the HCR ManorCare Facilities Acquisition with proceeds from the issuance of additional senior notes with terms of three to ten years. Additionally, HCP's $425 million secured debt collateralized by the participation investment in HCR ManorCare PropCo's mortgage debt is assumed to be repaid in full at or before closing. All of HCR ManorCare PropCo's long-term debt, including our aggregate investments in HCR ManorCare PropCo debt with an aggregate face amount of $1.72 billion, is assumed to be settled or repaid at closing.

(H)
Adjustments to HCR ManorCare PropCo's historical balance of other liabilities follow (in thousands):

Elimination of HCR ManorCare PropCo's historical deferred tax liability	$(907,248)
Payment of HCR ManorCare's historical accrued interest on its long-term debt	(7,746)
Elimination of HCR ManorCare PropCo's net payable to its affiliate	(16,265)

$(931,259)

  At closing of the HCR ManorCare Facilities Acquisition, HCP will not be responsible for HCR ManorCare PropCo's recorded amounts of the deferred tax obligations; accordingly, such deferred tax obligations amounts were eliminated.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(I)
Adjustments represent the issuance of 31 million shares of HCP common stock in this offering and the application of the estimated proceeds therefrom of $967 million to fund a portion of the cash consideration and other associated costs of the Acquisitions. HCP expects to use $137 million to fund the HCP Ventures II Purchase with the remaining balance of $825 million used to partially fund the HCR ManorCare Facilities Acquisition. The shares of HCP common stock assumed to be issued are valued as follows (in thousands, except share and per share data):

Number of shares issued	31,000,000
Assumed price of shares of HCP common stock	$32.52 (1)

Value of shares issued	$1,008,120
Less: Underwriting discount	(40,325)
Less: share registration and issuance costs	(800)

Total value of shares issued	$966,995

(1)
Based on the last reported sale price of HCP's common stock on December 13, 2010.

  The total value of the shares of HCP common stock issued is presented as follows:

Par value, $1.00 per share	$31,000
Additional paid-in capital	935,995

$966,995

(J)
Adjustments represent the issuance of HCP common stock directly to the seller of HCR ManorCare PropCo, which is assumed to fund the equity consideration of the HCR ManorCare Facilities Acquisition. The shares of HCP common stock issued are valued as follows (in thousands, except share and per share data):

Number of shares issued	25,709,113
Assumed price of shares of HCP common stock	$33.14	(1)

Value of shares issued	$852,000
Less: share registration and issuance costs	(600)

Total value of shares issued	$851,400

(1)
Based on the average of last reported sale prices of HCP's common stock for the 10 days before the day the definitive agreement was signed for the HCR ManorCare Facilities Acquisition.

  The total value of the shares of HCP common stock issued is presented as follows:

Par value, $1.00 per share	$25,709
Additional paid-in capital	825,691

$851,400

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(K)
Adjustments to income from DFLs follow (in thousands):

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Eliminate HCR ManorCare PropCo historical income from DFLs	$(331,865)	$(438,876)
Pro forma amortization of unearned income from DFLs under the effective interest method	475,199	621,317

	$143,334	$182,441

(L)
Represents the elimination of interest earned on HCR ManorCare PropCo debt held as loan investments by HCP that will be settled at closing.

(M)
Adjustments to interest expense follow (in thousands):

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Interest expense and related amortization of issuance costs and fees associated with new borrowings used to finance the HCR ManorCare Facilities Acquisition (See Note G)	$138,410	$214,415
Eliminate HCR ManorCare PropCo's historical interest expense	(116,183)	(152,316)
Eliminate HCP's historical interest expense related to debt repaid at closing that is secured by HCP's loan investment participation in HCR ManorCare PropCo's mortgage debt	(4,147)	(2,230)

	$18,080	$59,869

  The pro forma increase in interest expense as a result of the assumed issuance of new debt in the HCR ManorCare Facilities Acquisition is calculated using market rates management believes would have been available to HCP for the borrowings assumed to have been issued as of December 13, 2010 (the date that the definitive agreement was executed to acquire HCR ManorCare PropCo). Each 1/8 of 1% increase in the annual interest assumed with respect to the debt would increase pro forma interest expense by $3.8 million for the year ended December 31, 2009 and $2.9 for the nine months ended September 30, 2010.

(N)
Adjustments to operating expenses follow (in thousands):

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Eliminate HCR ManorCare PropCo's historical operating expenses	$(1,274)	$(1,802)
Recognize the amortization of acquired ground lease intangibles	115	153

	$(1,159)	$(1,649)

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  For intangible assets associated with the value of in-place ground leases, a weighted-average remaining lease term of approximately 88 years was used to compute amortization expense. The Company computes amortization using the straight-line method over the remaining lease term of the related lease.

(O)
At the closing of the Acquisition, 100% of the real estate of HCR ManorCare PropCo will be acquired by a REIT subsidiary of HCP; accordingly, assuming the HCR ManorCare Facilities Acquisition was effective January 1, 2009, substantially all of the amounts of the income tax expense would then be eliminated.

(P)
On December 10, 2010, HCP signed a definitive agreement to acquire its partner's 65 percent interest in HCP Ventures II, which owns 25 senior housing facilities, resulting in HCP becoming the sole owner of the portfolio. The assets were acquired on October 5, 2006, through HCP's acquisition of CNL Retirement Properties, Inc., and were contributed to HCP Ventures II in January 2007. HCP owns a 35 percent noncontrolling interest in HCP Ventures II that is accounted under the equity method as an unconsolidated joint venture at September 30, 2010. In exchange for its partner's interest and the assumption of approximately $652 million of mortgage debt secured by the assets, HCP will pay approximately $137 million in cash for the transaction.

The calculation of the HCP Ventures II Purchase consideration and total purchase price follows (in thousands):

September 30, 2010
Calculation of HCP Ventures II purchase price
Payment of aggregate cash consideration	$136,153
Fair value of 35 percent interest in HCP Ventures II	73,313
All HCP Ventures II debt assumed at par value	652,350

Total purchase price	$861,816

Estimated fees and costs
Legal, accounting and other fees and costs(1)	$150
Debt assumption fees	500

Total	$650

(1)
Represents estimated fees and costs that will be expensed. These charges are directly attributable to the transaction and represent non-recurring costs; therefore, the anticipated impact on the results of operations was excluded from the pro forma condensed consolidated statement of operations.

  Adjustment to the total members' equity represents the elimination of such historical equity balance of HCP Ventures II.

(Q)
HCP Ventures II's real estate assets have been adjusted to their preliminary estimated fair values as of September 30, 2010 and the related historical accumulated depreciation and amortization balances are eliminated when real estate assets are recorded at fair value.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(R)
Adjustments to eliminate HCP's historical 35 percent interest in HCP Ventures II follow (in thousands):

Elimination of HCP's historical carrying value of HCP Ventures II	$65,108
Elimination of historical amounts due from HCP Ventures II	543

65,651

Elimination of historical amounts due to HCP Ventures II	$543

  The anticipated consolidation of HCP Ventures II results in an estimated gain of $7.7 million, which represents the estimated fair value of HCP's 35 percent noncontrolling interest in HCP Ventures II that is in excess of its carrying value at September 30, 2010. This gain is directly attributable to the transaction and represents a non-recurring credit; therefore, the anticipated impact on the results of operations was excluded from the pro forma consolidated statements of operations.

(S)
Adjustments to intangible assets follow (in thousands):

Recognition of lease-up related intangible assets associated with acquired leases	$78,375
Elimination of HCP Ventures II's historical intangible assets	(36,530)

$41,845

  In-place lease intangible assets acquired include amounts for in-place lease values that are based on HCP's evaluation of the specific characteristics of each tenant's lease. Factors to be considered include estimates of carrying costs during hypothetical expected lease-up periods, market conditions, and costs to execute similar leases. In estimating carrying costs, HCP includes estimates of lost rentals at market rates during the expected lease-up periods, depending on local market conditions. In estimating costs to execute similar leases, HCP considers leasing commissions, legal and other related costs.

(T)
Adjustments to HCP Ventures II's historical balance of other assets follow (in thousands):

Deferral of debt issuance costs associated with debt assumed in the HCP Ventures II Purchase	$500
Elimination of HCP Ventures II's historical deferred debt issuance	(3,500)
Elimination of HCP Ventures II's leasing incentive assets	(2,742)

$5,742

(U)
Adjustment to eliminate HCP Ventures II's historical discount on mortgage debt.

(V)
Adjustment eliminates HCP Ventures II's historical balance of intangible liabilities associated with acquired in-place leases that have below-market rental rates.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(W)
Adjustments to rental and related revenues follow (in thousands):

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Eliminate HCP Ventures II's historical straight-line rent revenue	$(9,539)	$(13,221)
Eliminate HCP Ventures II's historical amortization of lease intangibles and lease incentives	2,323	3,137

	$(7,216)	$(10,084)

(X)
Adjustments to eliminate management fees follow (in thousands):

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Eliminate HCP's historical management fee income related to HCP Ventures II	$(1,965)	$(2,789)

Eliminate HCP Ventures II's historical management fees paid to HCP	$3,209	$4,291

(Y)
Adjustments to depreciation and amortization expense follow (in thousands):

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Real estate depreciation expense as a result of the recording of HCP Ventures II's real estate at its estimated fair value	$17,189	$22,918
Represents the incremental amortization expense related to lease-up related intangible assets associated with acquired leases	6,916	9,221
Eliminate HCP Ventures II's historical depreciation and amortization	(20,760)	(28,038)

	$3,345	$4,101

  An estimated useful life of 30 years was assumed to compute real estate depreciation. For assets and liabilities associated with the value of in-place leases, a weighted-average remaining lease term of approximately 8.5 years was used to compute amortization expense. The Company computes depreciation and amortization using the straight-line method over the properties estimated useful lives or the remaining lease term of the related intangible.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Z)
Adjustments to interest expense follow (in thousands):

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Amortization of debt issuance costs associated with the assumed debt in the HCP Ventures II Purchase	$60	$80
Eliminate HCP Ventures II's historical debt issuance costs amortization	(514)	(685)

	$(454)	$(605)

(AA)
Adjustment eliminates HCP Ventures II's historical impairment of its straight-line rent assets. In October 2010, HCP Ventures II determined that the collectability of the straight-line rents was not reasonably assured and as a result established an allowance to fully impair the carrying value of its straight-line rent assets effective July 1, 2010. Further, HCP Ventures II limited its recognition of rental revenues to amounts collected from the related tenant. Assuming the HCP Ventures II Purchase occurred on January 1, 2009, no value would be attributed to straight-line asset in purchase accounting; therefore, no impairment of straight-line rent assets would have occurred.

(BB)
Represents the elimination of HCP's historical equity income from and related impairment of its 35 percent interest in HCP Ventures II, which resulted from the pro forma consolidation of HCP Ventures II assumed on January 1, 2009.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(CC)
The calculations of basic and diluted earnings from continuing operations attributable to common stock per share follow (in thousands, except per share data):

	Nine Months Ended September 30, 2010		Year Ended December 31, 2009
	Historical	Pro Forma	Historical	Pro Forma
Income from continuing operations	$192,310	$514,655	$101,312	$423,624
Noncontrolling interests' share of earnings	(10,077)	(10,077)	(14,461)	(14,461)

Income from continuing operations applicable to HCP, Inc.	$182,233	$504,578	$86,851	$409,163
Preferred stock dividends	(15,848)	(15,848)	(21,130)	(21,130)
Participating securities' share in earnings	(1,648)	(1,648)	(1,491)	(1,491)

Income from continuing operations applicable to common shares	$164,737	$487,082	$64,230	$386,542

Weighted average shares used to calculate earnings per common share—Basic	299,243	355,952	274,216	330,925
Incremental weighted average effect of potentially dilutive instruments	1,225	1,225	415	415

Adjusted weighted average shares used to calculate earnings per common share—Diluted	300,468	357,177	274,631	331,340

Earnings from continuing operations per common share—Basic	$0.55	$1.37	$0.23	$1.17

Earnings from continuing operations per common share—Diluted	$0.55	$1.36	$0.23	$1.17

(DD)
The pro forma weighted-average shares outstanding are the historical weighted-average shares of HCP for the periods presented, adjusted for the assumed issuance of 56.7 million shares of HCP common stock on a weighted-average basis for the year ended December 31, 2009, and the nine months ended September 30, 2010.

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  Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2010 AND FOR THE YEAR ENDED DECEMBER 31, 2009 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2010
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
HCP, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET September 30, 2010 (In thousands)
HCP, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS Nine Months Ended September 30, 2010 (In thousands, except per share data)
HCP, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS Year Ended December 31, 2009 (In thousands, except per share data)
HCP, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS